                                                Filed Pursuant to Rule 424(b)(3)
                                                     Registration No. 333-74514

                              PROSPECTUS SUPPLEMENT
                     (TO PROSPECTUS DATED DECEMBER 21, 2001)

                                CYTYC CORPORATION

                                4,923,718 Shares

                                  Common Stock

This prospectus supplement relates to resales by selling stockholders of 4,923,718 shares of our common stock that are held by some of our current stockholders.

This prospectus supplement should be read in conjunction with, and may not be delivered or utilized without, the prospectus dated December 21, 2001, including any amendments or supplements thereto.

             SEE RISK FACTORS BEGINNING ON PAGE 5 OF THE PROSPECTUS
                    TO READ ABOUT FACTORS YOU SHOULD CONSIDER
                         BEFORE BUYING OUR COMMON STOCK.

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THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS HAVE NOT
APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

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The information in the table appearing under the heading "Selling Stockholders"
in the prospectus is amended by adding the information below with respect to persons not previously listed in the prospectus or in any amendments or supplements thereto, and by superceding the information with respect to persons previously listed in the prospectus or in any amendments or supplements thereto that are listed below:

                              SELLING STOCKHOLDERS

                                                                           Number of        Number of
                                                     Number of Shares    Shares Offered   Shares Owned
                                                     Owned Before the      Pursuant to      After the
     Selling Stockholder                 Position       Offering         this Prospectus    Offering
     -------------------                 --------    ----------------    ---------------  ------------
Montreux Equity Partners II, LP              -             4,839              4,839             -
The Distributees of
  Montreux Equity Partners II, LP            -            28,925             28,925             -

          The date of this supplemental prospectus is January 15, 2002.